Exhibit 99.1

LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the

10.625% Senior Notes due 2020 issued by Truven Health Analytics Inc.

Unconditionally guaranteed by Truven Holding Corp.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                     , 2013

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated                     , 2013 (the “Prospectus”) of Truven Health Analytics Inc., a Delaware corporation (the “Issuer”) and this Letter of Transmittal (this “Letter of Transmittal”), relating to the Issuer’s offer to exchange up to $327,150,000 aggregate principal amount of its 10.625% Senior Notes due 2020 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $327,150,000 aggregate principal amount of its outstanding unregistered 10.625% Senior Notes due 2020 (the “Old Notes”) upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. The Exchange Notes are unconditionally guaranteed (the “New Guarantees”) by Truven Holding Corp. The Prospectus and this Letter of Transmittal together constitute the Issuer’s offer to exchange (the “Exchange Offer”) its Exchange Notes, including the New Guarantees, for a like principal amount of its Old Notes, including the guarantees thereof, from the registered holders thereof.

I understand that the Exchange Offer must be accepted on or prior to 5:00 PM, New York City Time, on                     , 2013.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $         of the Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD NOTES TO BE TENDERED, IF ANY): $

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	The undersigned is acquiring the Exchange Notes in the ordinary course of its business;

2.	The undersigned does not have an arrangement or understanding with any person to participate in the distribution (as defined in the Securities Act) of Exchange Notes;

3.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

4.	The undersigned is not a broker—dealer and does not engage in, and does not intend to engage in, a distribution of the Old Notes or the Exchange Notes.

If the undersigned is a broker—dealer, and will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer.

The	undersigned also authorizes you to:

(1)	confirm that the undersigned has made such representations; and

(2)	take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no—action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer.”

Name of beneficial owner(s):

Signatures:

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Date: